UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2007, the Board of Directors of Frontier Oil Corporation (the “Company”) amended the Company’s Fourth Restated Bylaws (the “Bylaws”) in order to comply with changes to Rule 501 of the New York Stock Exchange (“NYSE”) Listed Company Manual.  Rule 501 requires that, on or before January 1, 2008, all securities listed on the NYSE, such as the Company’s common stock, must be eligible for participation in a direct registration system operated by a clearing agency, as defined in Section 3(a)(23) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), that is registered with the Securities and Exchange Commission pursuant to Section 17A(b)(2) of the Exchange Act.  A direct registration program permits a shareholder’s ownership to be recorded and maintained in the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate. Neither the new NYSE rules nor the changes to Sections 6.1 and 6.2 of the Bylaws set forth in the First Amendment to the Fourth Restated Bylaws require the Company to eliminate physical stock certificates.

No other changes were made to the Bylaws.  The foregoing description of this item is qualified in its entirety by reference to the full text of the First Amendment to the Fourth Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

The First Amendment to the Fourth Restated Bylaws is effective as of December 31, 2007.

Item 9.01.                       Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	First Amendment to the Fourth Restated Bylaws of Frontier Oil Corporation effective as of December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: January 4, 2008